Exhibit 99.1

iStar Financial Inc.
1114 Avenue of the Americas
New York, NY 10036
News Release	(212) 930-9400

COMPANY CONTACTS	[NYSE: SFI]

James D. Burns	Andrew G. Backman
Chief Financial Officer	Senior Vice President — Investor Relations

iStar Financial Announces Fourth Quarter and Fiscal Year 2009 Results

•            Adjusted earnings (loss) allocable to common shareholders for the fourth quarter and fiscal year 2009 were ($141.7) million and ($688.8) million, respectively, or ($1.47) and ($6.88) per diluted common share, respectively.

•            Net income (loss) allocable to common shareholders for the fourth quarter and fiscal year 2009 was ($159.2) million and ($788.6) million, respectively, or ($1.65) and ($7.88) per diluted common share, respectively.

•            Company recorded $216.4 million of loan loss provisions during the quarter versus $345.9 million during the prior quarter.

NEW YORK – February 17, 2010 – iStar Financial Inc. (NYSE: SFI), a publicly traded finance company focused on the commercial real estate industry, today reported results for the fourth quarter and fiscal year ended December 31, 2009.

Fourth Quarter 2009 Results

iStar reported adjusted earnings (loss) allocable to common shareholders for the fourth quarter of ($141.7) million or ($1.47) per diluted common share, compared with $12.9 million or $0.10 per diluted common share for the fourth quarter 2008. Adjusted earnings (loss) represents net income (loss) computed in accordance with GAAP, adjusted primarily for preferred dividends, depreciation, depletion, amortization, impairments of goodwill and intangible assets, gain (loss) from discontinued operations, and gain on sale of joint venture interest.

Net income (loss) allocable to common shareholders for the fourth quarter was ($159.2) million, or ($1.65) per diluted common share, compared to ($24.0) million or ($0.20) per diluted common share for the fourth quarter 2008. Please see the financial tables that follow the text of this press release for a detailed reconciliation of adjusted earnings (loss) to GAAP net income (loss).

Revenues for the fourth quarter 2009 were $199.8 million versus $287.4 million for the fourth quarter 2008. The year-over-year decrease is primarily due to a reduction of interest income resulting from an increase in non-performing loans (NPLs) and an overall smaller asset base.

Net investment income for the fourth quarter was $192.1 million compared to $431.6 million for the fourth quarter 2008. The year-over-year decrease is primarily due to decreased gains on early extinguishment of debt in the quarter, as well as lower interest income as discussed above, offset by lower interest expense. Net investment income represents interest income, operating lease income, earnings (loss) from equity method investments and gain on early extinguishment of debt, less interest expense and operating costs for corporate tenant lease assets.

During the fourth quarter, the Company received $543.7 million in gross principal repayments. Additionally, the Company generated proceeds of $129.3 million from loan sales; $98.1 million of net proceeds from other real estate owned (OREO) asset sales; and $6.1 million of net proceeds from the sale of one corporate tenant lease (CTL) asset. Of the gross principal repayments and asset sales, $199.6 million was utilized to pay down the A-participation interest associated with the Fremont portfolio. Additionally during the quarter, the Company funded a total of $252.7 million under pre-existing commitments.

The Company’s leverage, calculated as book debt net of unrestricted cash and cash equivalents, divided by the sum of book equity, accumulated depreciation and loan loss reserves, each as determined in accordance with GAAP, was 2.9x at December 31, 2009, unchanged from the prior quarter. The Company’s net finance margin, calculated as the rate of return on assets less the cost of debt, was 1.60% for the quarter, versus 1.51% in the prior quarter.

Fiscal Year 2009 Results

Adjusted earnings (loss) allocable to common shareholders for the year ended December 31, 2009, were ($688.8) million or ($6.88) per diluted common share. This compares to ($354.0) million or ($2.70) per diluted share for the year ended December 31, 2008.

Net income (loss) allocable to common shareholders for the year ended December 31, 2009, was ($788.6) million or ($7.88) per diluted common share, compared to ($242.5) million or ($1.85) per diluted common share for the year ended December 31, 2008.

Results for the year included $1.3 billion of loan loss provisions, $141.0 million of impairments and $547.3 million of gains associated with the early extinguishment of debt, including $107.9 million of gains associated with the bond exchange executed during the second quarter of 2009. As of December 31, 2009, there was $227.6 million of remaining premium related to this bond exchange which will be amortized against interest expense over the terms of the new Senior Secured Notes due 2011 and 2014.

Net investment income was $910.9 million for the year versus $966.3 million for the prior year. Revenue was $893.3 million for the year versus $1.4 billion for the prior year.

Capital Markets

As of December 31, 2009, the Company had $224.6 million of unrestricted cash versus $187.1 million at the end of the prior quarter. At December 31, 2009, the Company was in compliance with all of its bank and bond covenants.

During the quarter, the Company repurchased $395.5 million par value of its senior unsecured notes, resulting in a net gain on early extinguishment of debt of $100.4 million. The Company also repurchased 3.2 million shares of its common stock during the quarter. The Company currently has remaining authority to repurchase up to $21.5 million of shares under its share repurchase program.

Risk Management

At December 31, 2009, first mortgages, participations in first mortgages, senior loans and corporate tenant lease investments collectively comprised 84.0% of the Company’s asset base, versus 87.0% in the prior quarter. The Company’s loan portfolio consisted of 74.3% floating rate loans and 25.7% fixed rate loans, with a weighted average maturity of 2.0 years.

At the end of the quarter, the weighted average last dollar loan-to-value ratio for all structured finance assets was 84.8%. The Company’s corporate tenant lease assets were 94.5% leased with a weighted average remaining lease term of 10.9 years. At December 31, 2009, the weighted average risk ratings of the Company’s structured finance and corporate tenant lease assets were 3.92 and 2.59, versus 3.91 and 2.60, respectively, in the prior quarter.

As of December 31, 2009, the Company had 14 loans on its watch list representing $717.7 million or 7.7% of total managed loans, compared to 26 loans representing $1.2 billion or 11.3% of total managed loans in the prior quarter. Assets on the Company’s watch list were all performing loans at December 31, 2009. Managed loan value represents iStar’s carrying value of loans, gross of specific reserves and the A-participation interest outstanding on Fremont portfolio assets. The Company’s total managed loan value at quarter end was $9.3 billion.

At the end of the fourth quarter, 81 of the Company’s 221 total loans were on NPL status. These loans represent $4.2 billion or 45.3% of total managed loans, compared to 85 loans representing $4.4 billion or 42.0% of total managed loans in the prior quarter.

Additionally, during the quarter the Company took title to 12 properties that had an aggregate managed loan value of $675.2 million prior to foreclosure, resulting in $211.0 million of charge-offs against the Company’s reserve for loan losses. In addition, during the quarter the Company recorded $41.7 million of additional impairments on its OREO portfolio.

At the end of the fourth quarter, the Company held 39 assets, representing a book value of $1.3 billion, which had previously served as collateral for certain of its loan assets. Of these assets, $839.1 million were classified as OREO and considered held for sale based on management’s current intention to market and sell the assets in the near term. The remaining $422.7 million were classified as real estate held for investment (REHI) based on management’s current strategy to hold, operate or develop these assets over a longer term.

During the quarter, the Company also charged-off $78.8 million against its reserve for loan losses in association with restructurings, loan sales and repayments made during the quarter. Additionally, the Company recorded $22.0 million of impairments associated with CTL assets.

During the fourth quarter, the Company recorded $216.4 million in loan loss provisions. Provisions and impairments in the quarter reflect the continued deterioration in underlying fundamentals and their impact on the portfolio as determined in the Company’s regular quarterly risk ratings review process. At December 31, 2009, the Company had loan loss reserves of $1.4 billion or 15.3% of total managed loans. This compares to loan loss reserves of $1.5 billion or 14.2% of total managed loans at September 30, 2009.

Summary of Fremont Contributions to Quarterly Results

At the end of the fourth quarter, the Fremont portfolio, including additional fundings made during the quarter, had a managed loan value of $2.6 billion consisting of 87 loans, versus $3.1 billion consisting of 103 loans at the end of the prior quarter. In addition, there were 13 OREO assets with a carrying value of $329.2 million and 10 REHI assets with a net carrying value of $204.9 million associated with the Fremont portfolio at the end of the quarter.

At the end of the fourth quarter, the value of the A-participation interest in the portfolio was $473.3 million versus $672.9 million at the end of the prior quarter. The book value of iStar’s B-participation interest was $2.1 billion versus $2.4 billion at the end of the prior quarter. During the quarter, iStar received $292.4 million in principal repayments and proceeds from asset sales in respect of Fremont assets, of which the Company retained $92.8 million. The balance of principal repayments was paid to the A-participation interest. The weighted average maturity of the Fremont portfolio is six months.

During the fourth quarter, iStar funded $48.1 million of commitments related to the portfolio. Unfunded commitments at the end of the fourth quarter were $198.1 million, of which the Company expects to fund approximately $71.2 million based upon its comprehensive review of the portfolio.

At December 31, 2009, there were 41 Fremont loans on NPL status with a managed loan value of $1.6 billion versus 45 loans at the prior quarter end with $1.8 billion of managed loan value. In addition, there were four Fremont loans on the Company’s watch list with a managed loan value of $115.3 million versus nine loans with $213.5 million of managed loan value at the prior quarter end.

[Financial Tables to Follow]

*                *                *

iStar Financial Inc. is a publicly traded finance company focused on the commercial real estate industry. The Company primarily provides custom-tailored investment capital to high-end private and corporate owners of real estate, including senior and mezzanine real estate debt, senior and mezzanine corporate capital, as well as corporate net lease financing and equity. The Company, which is taxed as a real estate investment trust (“REIT”), provides innovative and value added financing solutions to its customers.

iStar Financial will hold a quarterly earnings conference call at 10:00 a.m. ET today, February 17, 2010. This conference call will be broadcast live over the Internet and can be accessed by all interested parties through iStar Financial’s website, www.istarfinancial.com, under the “Investor Relations” section. To listen to the live call, please go to the website’s “Investor Relations” section at least 15 minutes prior to the start of the call to register, download and install any necessary audio software. For those who are not available to listen to the live broadcast, a replay will be available shortly after the call on the iStar Financial website.

(Note: Statements in this press release which are not historical fact may be deemed forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Although iStar Financial Inc. believes the expectations reflected in any forward-looking statements are based on reasonable assumptions, the Company can give no assurance that its expectations will be attained. Factors that could cause actual results to differ materially from iStar Financial Inc.’s expectations include the amount and timing of additional loan loss provisions, the amount and timing of asset sales (including OREO assets), continued increases in NPLs, repayment levels, the Company’s ability to reduce its indebtedness at a discount, the Company’s ability to generate liquidity, the Company’s ability to maintain compliance with its debt covenants, economic conditions, the availability of liquidity for commercial real estate transactions and other risks detailed from time to time in iStar Financial Inc.’s SEC reports.)

Selected Income Statement Data

(In thousands)

(unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2009	2008	2009	2008

Net investment income (1)	$192,077	$431,619	$910,880	$966,304
Other income	10,061	9,144	30,468	97,851
Non-interest expense (2)	(352,774)	(476,591)	(1,711,950)	(1,640,014)
Gain on sale of joint venture interest	—	—	—	280,219
Income (loss) from continuing operations	(150,636)	(35,828)	(770,602)	(295,640)

Income (loss) from discontinued operations	(2,723)	2,967	(11,671)	22,415
Gain from discontinued operations	—	18,971	12,426	91,458
Net (income) loss attributable to noncontrolling interests	73	(78)	1,071	991
Gain attributable to noncontrolling interests	—	—	—	(22,249)
Preferred dividends	(10,580)	(10,580)	(42,320)	(42,320)
Net income (loss) allocable to common shareholders, HPU holders and Participating Security holders (3)	$(163,866)	$(24,548)	$(811,096)	$(245,345)

(1)   Includes interest income, operating lease income, earnings (loss) from equity method investments and gain (loss) on early extinguishment of debt, less interest expense and operating costs for corporate tenant lease assets.

(2)   Includes depreciation and amortization, general and administrative expenses, provision for loan losses, impairments and other expenses.

(3)   HPU holders are current and former Company employees who purchased high performance common stock units under the Company’s High Performance Unit Program. Participating Security holders are Company employees and directors who hold unvested restricted stock units and common stock equivalents under the Company’s Long Term Incentive Plan.

Selected Balance Sheet Data

(In thousands)

(unaudited)

	As of	As of
	December 31, 2009	December 31, 2008

Loans and other lending investments, net	$7,661,562	$10,586,644
Corporate tenant lease assets, net	$2,885,896	$3,044,811
Other investments	$433,130	$447,318
Total assets	$12,810,575	$15,296,748
Debt obligations, net	$10,894,903	$12,486,404
Total liabilities	$11,147,013	$12,840,896
Total equity	$1,656,118	$2,446,662

iStar Financial Inc.

Consolidated Statements of Operations

(In thousands)

(unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2009	2008	2009	2008
REVENUES

Interest income	$113,700	$199,201	$557,809	$947,661
Operating lease income	76,073	79,096	305,007	308,742
Other income	10,061	9,144	30,468	97,851
Total revenues	199,834	287,441	893,284	1,354,254

COSTS AND EXPENSES

Interest expense	108,828	162,792	481,116	666,706
Operating costs - corporate tenant lease assets	5,824	8,258	23,467	23,059
Depreciation and amortization	25,080	24,065	97,869	94,726
General and administrative (1)	27,085	29,307	127,044	143,902
Provision for loan losses	216,354	252,020	1,255,357	1,029,322
Impairment of other assets	61,756	149,972	122,699	295,738
Impairment of goodwill	—	—	4,186	39,092
Other expense	22,499	21,227	104,795	37,234
Total costs and expenses	467,426	647,641	2,216,533	2,329,779

Income (loss) from continuing operations before other items	(267,592)	(360,200)	(1,323,249)	(975,525)
Gain on early extinguishment of debt	100,392	323,215	547,349	393,131
Gain on sale of joint venture interest	—	—	—	280,219
Earnings from equity method investments	16,564	1,157	5,298	6,535
Income (loss) from continuing operations	(150,636)	(35,828)	(770,602)	(295,640)

Income (loss) from discontinued operations	(2,723)	2,967	(11,671)	22,415
Gain from discontinued operations	—	18,971	12,426	91,458
Net income (loss)	(153,359)	(13,890)	(769,847)	(181,767)

Net (income) loss attributable to noncontrolling interests	73	(78)	1,071	991
Gain on sale of joint venture interest attributable to noncontrolling interests	—	—	—	(18,560)
Gain from discontinued operations attributable to noncontrolling interests	—	—	—	(3,689)
Net income (loss) attributable to iStar Financial Inc.	(153,286)	(13,968)	(768,776)	(203,025)

Preferred dividend requirements	(10,580)	(10,580)	(42,320)	(42,320)
Net income (loss) allocable to common shareholders, HPU holders and Participating Security holders (2)	$(163,866)	$(24,548)	$(811,096)	$(245,345)

(1)   For the three months ended December 31, 2009 and 2008, includes $6,020 and $5,817 of stock-based compensation expense, respectively. For the twelve months ended December 31, 2009 and 2008, includes $23,593 and $23,542 of stock-based compensation expense, respectively.

(2)   HPU holders are current and former Company employees who purchased high performance common stock units under the Company’s High Performance Unit Program. Participating Security holders are Company employees and directors who hold unvested restricted stock units and common stock equivalents under the Company’s Long Term Incentive Plan.

iStar Financial Inc.

Earnings Per Share Information

(In thousands, except per share amounts)

(unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2009	2008	2009	2008
EPS INFORMATION FOR COMMON SHARES
Income (loss) attributable to iStar Financial Inc. from continuing operations (1)(2)
Basic and diluted	$(1.62)	$(0.37)	$(7.89)	$(2.68)
Net income (loss) attributable to iStar Financial Inc.(1)(3)
Basic and diluted	$(1.65)	$(0.20)	$(7.88)	$(1.85)
Weighted average shares outstanding
Basic and diluted	96,354	122,809	100,071	131,153

EPS INFORMATION FOR HPU SHARES
Income (loss) attributable to iStar Financial Inc. from continuing operations (1)(2)
Basic and diluted	$(307.40)	$(70.07)	$(1,503.13)	$(505.47)
Net income (loss) attributable to iStar Financial Inc. (1)(3)(4)
Basic and diluted	$(312.60)	$(37.00)	$(1,501.73)	$(349.87)
Weighted average shares outstanding
Basic and diluted	15	15	15	15

(1)   For the three months ended December 31, 2009 and 2008, excludes preferred dividends of $10,580. For the twelve months ended December 31, 2009 and 2008, excludes preferred dividends of $42,320.

(2)   Income (loss) attributable to iStar Financial Inc. from continuing operations excludes net (income) loss from noncontrolling interests.

(3)   For the twelve months ended December 31, 2008, net income (loss) attributable to iStar Financial Inc. and allocable to common shareholders and HPU holders is reduced by $2,393 for dividends paid to Participating Security holders.

(4)   For the three months ended December 31, 2009 and 2008, net loss allocable to HPU holders was ($4,689) and ($555), respectively, on both a basic and dilutive basis. For the twelve months ended December 31, 2009 and 2008, net loss allocable to HPU holders was ($22,526) and ($5,248), respectively, on both a basic and diluted basis.

iStar Financial Inc.

Reconciliation of Adjusted Earnings to GAAP Net Income

(In thousands, except per share amounts)

(unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2009	2008	2009	2008
ADJUSTED EARNINGS (1)

Net income (loss)	$(153,359)	$(13,890)	$(769,847)	$(181,767)
Add: Depreciation, depletion and amortization	24,896	24,596	98,238	102,745
Add: Joint venture income	—	2	—	—
Add: Joint venture depreciation, depletion and amortization	1,899	1,953	17,990	14,466
Add: Deferred financing amortization	(8,833)	11,546	(5,487)	50,222
Add: Impairment of goodwill and intangible assets	—	9,069	4,186	60,618
Less: Hedge ineffectiveness, net	—	9,533	—	7,427
Less: Gain from discontinued operations	—	(18,971)	(12,426)	(91,458)
Less: Gain on sale of joint venture interest	—	—	—	(280,219)
Less: Net (income) loss attributable to noncontrolling interests	73	(78)	1,071	991
Less: Preferred dividends	(10,580)	(10,580)	(42,320)	(42,320)

Adjusted earnings (loss) allocable to common shareholders, HPU holders and Participating Security holders:
Basic	$(145,904)	$13,178	$(708,595)	$(359,295)
Diluted	$(145,904)	$13,180	$(708,595)	$(359,295)

Adjusted earnings (loss) per common share: (2)
Basic and Diluted (3)	$(1.47)	$0.10	$(6.88)	$(2.70)

Weighted average common shares outstanding:
Basic	96,354	122,809	100,071	131,153
Diluted	96,354	123,107	100,071	131,153

Common shares outstanding at end of period:
Basic	94,216	105,457	94,216	105,457
Diluted	94,216	108,846	94,216	108,846

(1)   Adjusted earnings should be examined in conjunction with net income (loss) as shown in the Consolidated Statements of Operations. Adjusted earnings should not be considered as an alternative to net income (loss) (determined in accordance with GAAP) as an indicator of the Company’s performance, or to cash flows from operating activities (determined in accordance with GAAP) as a measure of the Company’s liquidity, nor is this measure indicative of funds available to fund the Company’s cash needs or available for distribution to shareholders. Rather, adjusted earnings is an additional measure the Company uses to analyze how its business is performing. It should be noted that the Company’s manner of calculating adjusted earnings may differ from the calculations of similarly-titled measures by other companies.

(2)   For the twelve months ended December 31, 2008, excludes $2,393 of dividends paid to Participating Security holders.

(3)   For the three months ended December 31, 2009, excludes ($4,175) of basic and diluted net loss allocable to HPU holders. For the three months ended December 31, 2008, excludes $298 of basic and $297 of diluted net income to HPU holders. For the twelve months ended December 31, 2009 and 2008, excludes ($19,748) and ($7,661) of basic and diluted net loss allocable to HPU holders, respectively.

iStar Financial Inc.

Consolidated Balance Sheets

(In thousands)

(unaudited)

	As of	As of
	December 31, 2009	December 31, 2008

ASSETS

Loans and other lending investments, net	$7,661,562	$10,586,644
Corporate tenant lease assets, net	2,885,896	3,044,811
Other investments	433,130	447,318
Real estate held for investment, net	422,664	—
Other real estate owned	839,141	242,505
Assets held for sale	17,282	—
Cash and cash equivalents	224,632	496,537
Restricted cash	39,654	155,965
Accrued interest and operating lease income receivable, net	54,780	87,151
Deferred operating lease income receivable	122,628	116,793
Deferred expenses and other assets, net	109,206	119,024
Total assets	$12,810,575	$15,296,748

LIABILITIES AND EQUITY

Accounts payable, accrued expenses and other liabilities	$252,110	$354,492

Debt obligations, net:
Unsecured senior notes	4,228,908	7,188,541
Secured senior notes	856,071	—
Unsecured revolving credit facilities	748,601	3,281,273
Secured revolving credit facilities	959,426	306,867
Secured term loans	4,003,786	1,611,650
Other debt obligations	98,111	98,073
Total liabilities	11,147,013	12,840,896

Redeemable noncontrolling interests	7,444	9,190

Total iStar Financial Inc. shareholders’ equity	1,605,685	2,418,999
Noncontrolling interests	50,433	27,663
Total equity	1,656,118	2,446,662

Total liabilities and equity	$12,810,575	$15,296,748

iStar Financial Inc.

Supplemental Information

(In thousands)

(unaudited)

Three Months Ended
December 31, 2009
PERFORMANCE STATISTICS

Net Finance Margin
Weighted average GAAP yield on loan and CTL investments	5.81%
Less: Cost of debt	4.21%
Net Finance Margin (1)	1.60%

Return on Average Common Book Equity
Average total book equity	$1,690,149
Less: Average book value of preferred equity	(506,176)
Average common book equity (A)	$1,183,973

Net income (loss) allocable to common shareholders, HPU holders and Participating Security holders	$(163,866)
Net income (loss) allocable to common shareholders, HPU holders and Participating Security holders — Annualized (B)	$(655,464)
Return on Average Common Book Equity (B) / (A)	Neg

Adjusted basic earnings (loss) allocable to common shareholders, HPU holders and Participating Security holders (2)	$(145,904)
Adjusted basic earnings (loss) allocable to common shareholders, HPU holders and Participating Security holders — Annualized (C)	$(583,616)
Adjusted Return on Average Common Book Equity (C) / (A)	Neg

Expense Ratio
General and administrative expenses (D)	$27,085
Total revenue (E)	$199,834
Expense Ratio (D) / (E)	13.6%

(1)

Weighted average GAAP yield is the annualized sum of interest income and operating lease income, divided by the sum of average gross corporate tenant lease assets, average loans and other lending investments, average purchase intangibles and average assets held for sale over the period. Cost of debt is the annualized sum of interest expense and operating costs—corporate tenant lease assets, divided by the average gross debt obligations over the period. Operating lease income and operating costs—corporate tenant lease assets exclude adjustments from discontinued operations of $477 and $293, respectively. The Company does not consider net finance margin to be a measure of the Company’s liquidity or cash flows. It is one of several measures that management considers to be an indicator of the profitability of its operations.

(2)

Adjusted earnings should be examined in conjunction with net income (loss) as shown in the Consolidated Statements of Operations. Adjusted earnings should not be considered as an alternative to net income (loss) (determined in accordance with GAAP) as an indicator of the Company’s performance, or to cash flows from operating activities (determined in accordance with GAAP) as a measure of the Company’s liquidity, nor is this measure indicative of funds available to fund the Company’s cash needs or available for distribution to shareholders. Rather, adjusted earnings is an additional measure the Company uses to analyze how its business is performing. It should be noted that the Company’s manner of calculating adjusted earnings may differ from the calculations of similarly-titled measures by other companies.

iStar Financial Inc.

Supplemental Information

(In thousands)

(unaudited)

	Three Months Ended
	December 31, 2009
CREDIT STATISTICS

Book debt, net of unrestricted cash and cash equivalents (A)	$10,670,271

Book equity	1,656,118
Add: Accumulated depreciation and loan loss reserves	1,990,023
Sum of book equity, accumulated depreciation and loan loss reserves (B)	$3,646,141

Leverage (1) (A) / (B)	2.9	x

Ratio of Earnings to Fixed Charges	(0.5	x)

Ratio of Earnings to Fixed Charges and Preferred Stock Dividends	(0.4	x)

Covenant Calculation of Fixed Charge Coverage Ratio (2)	2.4	x

Interest Coverage

EBITDA (3) (C)	$(22,795)
Interest expense and preferred dividends (D)	119,408

EBITDA / Interest Expense (3) (C) / (D)	Neg

RECONCILIATION OF NET INCOME TO EBITDA (3)

Net income (loss) less preferred dividends	$(163,939)
Add: Interest expense	108,828
Add: Depreciation, depletion and amortization	24,896
Add: Income taxes	5,521
Add: Joint venture depreciation, depletion and amortization	1,899
EBITDA (3)	$(22,795)

(1)   Leverage is calculated by dividing book debt net of unrestricted cash and cash equivalents by the sum of book equity, accumulated depreciation and loan loss reserves.

(2)   This measure, which is a trailing twelve-month calculation and excludes the effect of impairment charges and other non-cash items, is consistent with covenant calculations included in the Company’s secured credit facilities; therefore, we believe it is a useful measure for investors to consider.

(3)   EBITDA should be examined in conjunction with net income (loss) as shown in the Consolidated Statements of Operations. EBITDA should not be considered as an alternative to net income (loss) (determined in accordance with GAAP) as an indicator of the Company’s performance, or to cash flows from operating activities (determined in accordance with GAAP) as a measure of the Company’s liquidity, nor is this measure indicative of funds available to fund the Company’s cash needs or available for distribution to shareholders. It should be noted that the Company’s manner of calculating EBITDA may differ from the calculations of similarly-titled measures by other companies.

iStar Financial Inc.

Supplemental Information

(In thousands)

(unaudited)

FINANCING VOLUME SUMMARY STATISTICS

	LOANS
			Total/	CORPORATE
		Floating	Weighted	TENANT	OTHER
Three Months Ended December 31, 2009	Fixed Rate	Rate	Average	LEASING	INVESTMENTS
Amount funded	$42,730	$170,592	$213,323	$5,637	$33,726
Weighted average first $ loan-to-value ratio	7.18%	0.66%	1.96%	N/A	N/A
Weighted average last $ loan-to-value ratio	93.54%	82.74%	84.90%	N/A	N/A

UNFUNDED COMMITMENTS

Number of assets with unfunded commitments	96

Discretionary commitments	$137,685
Non-discretionary commitments	702,613
Total unfunded commitments	$840,298

Estimated weighted average funding period	Approximately 2.8 years

UNENCUMBERED ASSETS / UNSECURED DEBT

Unencumbered assets (A)	$6,959,058
Unsecured debt (B)	$5,115,236

Unencumbered Assets /Unsecured Debt (A) / (B)	1.4	x

RISK MANAGEMENT STATISTICS

(weighted average risk rating)

	2009				2008
	December 31,	September 30,	June 30,	March 31,	December 31,
Structured Finance Assets (principal risk)	3.92	3.91	3.90	3.71	3.53
Corporate Tenant Lease Assets	2.59	2.60	2.59	2.59	2.58

(1=lowest risk; 5=highest risk)

iStar Financial Inc.

Supplemental Information

(In thousands, except per share amounts)

(unaudited)

LOANS AND OTHER LENDING INVESTMENTS CREDIT STATISTICS

	As of
	December 31, 2009		December 31, 2008

Value of non-performing loans (1) /
As a percentage of total managed loans	$4,209,255	45.3%	$3,458,157	27.5%

Reserve for loan losses /
As a percentage of total managed loans	$1,417,949	15.3%	$976,788	7.8%
As a percentage of non-performing loans (1)		33.7%		28.2%

(1) Non-performing loans include iStar’s book value and Fremont’s A-participation interest on the associated assets.

iStar Financial Inc.

Supplemental Information

(In millions)

(unaudited)

NPL STATISTICS AS OF DECEMBER 31, 2009 (1)	Managed Value	% of NPLs

Origination
iStar Legacy	$2,571	61.1%
Fremont	1,638	38.9%
Total	$4,209	100%

Property / Collateral Type
Land	$1,272	30.2%
Condo Construction - Completed	925	22.0%
Mixed Use / Mixed Collateral	372	8.8%
Retail	299	7.0%
Entertainment / Leisure	267	6.4%
Multifamily	263	6.2%
Hotel	245	5.8%
Condo Construction - In Progress	240	5.7%
Office	111	2.6%
Industrial / R&D	65	1.6%
Corporate - Real Estate	62	1.5%
Conversion - Completed	44	1.1%
Conversion - In Progress	37	0.9%
Other	7	0.2%
Total	$4,209	100%

(1) Based on carrying value of the loans, plus the Fremont A-participation interest on the associated loans.

iStar Financial Inc.

Supplemental Information

(In millions)

(unaudited)

	Carrying
PORTFOLIO STATISTICS AS OF DECEMBER 31, 2009 (1)	Value	% of Total

Asset Type
First Mortgages / Senior Loans	$8,310	59.1%
Corporate Tenant Leases	3,515	25.0
Other Real Estate Owned	839	6.0
Mezzanine / Subordinated Debt	770	5.5
Real Estate Held for Investment	426	3.0
Other Investments	192	1.4
Total	$14,052	100.0%

Property / Collateral Type
Apartment / Residential	$3,816	27.1%
Land	2,162	15.4
Office	1,865	13.3
Industrial / R&D	1,322	9.4
Retail	1,157	8.2
Entertainment / Leisure	907	6.5
Hotel	885	6.3
Mixed Use / Mixed Collateral	774	5.5
Corporate - Real Estate	736	5.2
Other	418	3.0
Corporate - Non-Real Estate	10	0.1
Total	$14,052	100.0%

Geography
West	$3,288	23.4%
Northeast	2,634	18.7
Southeast	2,189	15.6
Mid-Atlantic	1,393	9.9
Southwest	966	6.9
Central	923	6.6
Various	877	6.2
International	549	3.9
Northwest	430	3.1
South	413	2.9
Northcentral	390	2.8
Total	$14,052	100.0%

(1) Based on carrying value of the Company’s  total investment portfolio, gross of loan loss reserves and accumulated depreciation.